                                                                    EXHIBIT C(4)


      PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF:


                                  FIRST CITY(R)
                             FINANCIAL CORPORATION


                               SEPTEMBER 27, 2002

                      JOSEPH J. SPALLUTO, MANAGING DIRECTOR
                       KEVIN D. SPINNER, MANAGING DIRECTOR


NEW YORK    SAN FRANCISCO   CHICAGO    BOSTON    HARTFORD    RICHMOND   COLUMBUS

                                   WWW.KBW.COM

                                   [KBW LOGO]

TABLE OF CONTENTS
================================================================================

TAB SUBJECT                                                                              PAGE(S)
--- -------                                                                              -------
1.  INTRODUCTION ...............................................................          4-6
2.  THE RESTRUCTURING ..........................................................          8-19
3.  RESTRUCTURING IMPACT TO FIRSTCITY
    Summary ....................................................................          21
    Pro Forma Balance Sheet ....................................................          22,23
4.  HISTORICAL TRADING VALUES & VOLUMES OF PREFERRED & COMMON STOCKS ...........          25-28
5.  EXCHANGE OFFER VALUATION
    Summary & Assumptions ......................................................          30
    Valuation Table ............................................................          31
6.  LIQUIDATION ANALYSIS
    Summary ....................................................................          33
    Asset Sale Approach ........................................................          34-36
7.  GOING PRIVATE TRANSACTIONS .................................................          38
8.  CASE STUDY COMPARISON: DYNEX CAPITAL
    Summary Description of Dynex Capital .......................................          40
    Relative Stock Performance .................................................          41
    Tender Offer Summary & Results .............................................          42,43
9.  ALTERNATIVE COMPARISONS: AMRESCO & WILSHIRE FINANCIAL SERVICES GROUP
    Summary Comparisons to FCFC ................................................          45
    AMRESCO ....................................................................          46,47
    Wilshire ...................................................................          48,49
10. CONCLUSION .................................................................          51


================================================================================
FIRSTCITY FINANCIAL CORPORATION        2          KEEFE, BRUYETTE & WOODS, INC.

                                  INTRODUCTION

FIRSTCITY RESTRUCTURING TRANSACTION SUMMARY
================================================================================


     o THE SPECIAL COMMITTEE HAS REQUESTED KBW RE-CONFIRM ITS FAIRNESS OPINION DELIVERED MARCH 26, 2002, IN LIGHT OF THE FOLLOWING CHANGE IN THE RESTRUCTURING:

          o Previously, FCFC was to sell a 20% total interest in Drive Financial Services ("Drive") to Bank of Scotland ("BOS") for $16.0 million. This is not the case in the current proposed restructuring.

          o In the currently proposed structure, FCFC will use its interest in Drive to secure a non-recourse loan of $16.0 million, provided that FCFC will at all times maintain a beneficial interest in 11% of Drive. After distributions from or proceeds on any sale of the 20% Drive interest exceed $16.0 million, BOS will share in 20% of the excess distributions or proceeds.

          o KBW has updated its presentation and opinion to reflect this change, and to reflect June 30, 2002 financial statements. In reviewing the exchange offer, KBW has not changed its previous assumptions related to the spot price or average price of New Preferred Stock, or Common Stock. KBW believes this is appropriate since the prices of the New Preferred Stock and Common Stock may have changed related, in part, due to information related to the announcement of the Restructuring and the Exchange Offer.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        4          KEEFE, BRUYETTE & WOODS, INC.

FIRSTCITY RESTRUCTURING TRANSACTION SUMMARY
================================================================================


     o FIRSTCITY ("FCFC") IS CONTEMPLATING ENTERING INTO A NUMBER OF TRANSACTIONS, WHICH ARE DESIGNED TO RESTRUCTURE AND RE-CAPITALIZE THE COMPANY. THESE TRANSACTIONS INCLUDE:

          o BOS lending $16.0 million to FCFC, non-recourse, using FCFC's interest in Drive as collateral (the "Drive Loan"), provided that FCFC will at all times maintain a beneficial interest in 11% of Drive.

          o The offer to exchange (the "Exchange Offer") 1,222,901 shares of FCFC's preferred stock (the "Preferred") for either:

                    o $10.00 cash and two FCFC common shares for each Preferred share or

                    o $8.00 cash and three FCFC common shares for each Preferred share

          o Residual cash from the sale of Drive and the Exchange Offer will be applied to debt reduction.

          o BOS will refinance the remainder of FCFC existing facilities with a $47 to $49 million commitment.

          o FCFC will purchase the 20% interest held by management in FCFC's indirect subsidiary, FirstCity Holdings ("FCH") in exchange for 400,000 shares of FCFC common stock and up to $3.2 million in earn-out payments.

          o BOS will provide new financing to FCFC, with a total commitment of $58 to $60 million.

          o FCFC will be released from its guaranty of $4 million of Drive's Term Loan.

          o BOS will release its existing option to acquire 1,975,000 shares of FCFC's common stock.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        5          KEEFE, BRUYETTE & WOODS, INC.

SCOPE OF KBW ENGAGEMENT
================================================================================


     o    KBW has been engaged by a Special Committee of the Board of Directors.

     o THE SPECIAL COMMITTEE REQUESTED KBW'S OPINION AS TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF FCFC'S PREFERRED STOCK, OF THE CONSIDERATION OFFERED IN THE EXCHANGE OFFER.

     o    The consideration includes both cash and FCFC common stock.

     o KBW has considered, among other things deemed to be relevant, the following:

                    o    The Drive Loan

                    o Peer groups of, and merger and acquisition transactions involving, automobile finance companies

                    o The consideration offered in the Exchange Offer and the valuation of the consideration

                    o    FCFC's purchase of a 20% interest in FCH

                    o    FCFC's debt refinancing, and restructuring

                    o The past, current, and pro forma financial condition of FCFC

                    o Certain of FCFC's publicly available financial information: 10-Qs, 10-Ks, and other filings

                    o A draft of the S-4 to be filed related to the Restructuring

                    o    Liquidation analysis

                    o Historical trading values of FCFC's common and preferred stocks

                    o Premiums paid in other transactions filed with the SEC as going private transactions

                    o Certain estimated investor recovery results from transactions involving comparable companies

                    o    Previous and prevailing economic conditions


================================================================================
FIRSTCITY FINANCIAL CORPORATION        6          KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:
                                 THE DRIVE LOAN

THE DRIVE LOAN
================================================================================
Summary


     o    FCFC owns a 31% interest in Drive.

     o FCFC will its interest in Drive to collateralize a non-recourse $16.0 million loan from BOS.

     o The debt and the collateral will not be cross-collateralized with other BOS loans. A default under the Drive Loan will not constitute a default under other BOS loans.

     o BOS and FCFC will share in distributions from or proceeds of any sale of the 20% Drive interest. To the extent the proceeds related to the sale of the 20% interest in Drive exceed $16 million, FCFC will receive 80% of such excess, with BOS receiving 20% of such excess.

     o The Drive Loan is conditioned upon achieving at least 80% participation in the Exchange Offer.

     o BOS will release FCFC from a $4 million guaranty related to Drive's debt.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        8          KEEFE, BRUYETTE & WOODS, INC.

THE DRIVE LOAN
================================================================================
Summary Balance Sheet & Income Statement

                                         AT OR FOR THE YEAR ENDED
                                                DECEMBER 31, 2001
                                         ------------------------
ASSETS
Cash                                                        7,395
Contracts held for sale - net                              70,447
Investment Securities                                      77,407
Interest Receivable                                         1,089
Furniture & Fixtures                                        6,201
Service Fees Receivable                                     1,212
Goodwill                                                       --
Other Assets                                                1,820
                                                  ---------------
   TOTAL ASSETS                                           165,571

LIABILITIES
Term Loan                                                  27,500
Notes Payable to Banks                                     67,165
Other Liabilities                                          12,910
                                                  ---------------
   TOTAL LIABILITIES                                      107,575

Capital Note                                               32,000

   TOTAL EQUITY                                            25,996
                                                  ---------------

TOTAL LIABILITIES & EQUITY                                165,571

                                         AT OR FOR THE YEAR ENDED
                                                DECEMBER 31, 2001
                                         ------------------------
REVENUES:
Interest Income                                            33,335
Interest Expense                                           (9,329)
                                                  ---------------
Net Interest Income                                        24,006
Other Income                                                  439
Gain on Sale                                               39,033
Impairment of Residual Assets                              (3,897)
Servicing Fee Income                                       11,986
                                                  ---------------
Total Revenue                                              71,567

EXPENSES:
Operating Expenses                                         45,639
Provisions on Contracts held for sale                       5,377
Accounting Policy Change                                      783
                                                  ---------------
Total Expenses                                             51,799

INCOME BEFORE PROVISION FOR TAXES                          19,768
Other Comprehensive Income                                 (1,800)
                                                  ---------------
COMBINED PRE-TAX INCOME                                    17,968
Pro Forma Provision for Income Taxes                        7,187
                                                  ---------------
PRO FORMA NET INCOME                                       10,781


================================================================================
FIRSTCITY FINANCIAL CORPORATION        9          KEEFE, BRUYETTE & WOODS, INC.

THE DRIVE LOAN
================================================================================
Publicly-Traded Auto Finance Companies


                                                                  MARKET STATS.
                                                        -----------------------------
                                                           MARKET            STOCK
                                       STOCK                CAP.             PRICE
COMPANY NAME                           SYMBOL   STATE   ($ millions)          ($)
-----------------------------------    ------   -----   ------------     ------------
SMALL MARKET CAPITALIZATION
Union Acceptance Corporation(1)         UACA     IN              125             4.03
Consumer Portfolio Services             CPSS     CA               42             1.90
Onyx Acceptance Corporation             ONYX     CA               13             2.66
First Investors Financial, Inc.(2)      FIFS     TX               17             3.00
                                                                                MEDIAN

LARGE MARKET CAPITALIZATION
AmeriCredit Corp.(3)                     ACF     TX              606             7.18
WFS Financial, Inc.(4)                  WFSI     CA              407            20.35
Credit Acceptance Corp.                 CACC     MI              353             8.39
                                                                                MEDIAN

DRIVE FINANCIAL SERVICES(5)                                       80               NA

                                                                      EPS MULTIPLE - I/B/E/S
                                       ---------------------------------------------------------------------------------
                                           2002             2003            CHANGE             PRICE           PRICE
                                         EST. EPS         EST. EPS         2002/2003           /02E            /03E
COMPANY NAME                               ($)               ($)              (%)               (x)             (x)
-----------------------------------    ------------     ------------     ------------      ------------     ------------
SMALL MARKET CAPITALIZATION
Union Acceptance Corporation(1)                  nm               ne               nm                nm               nm
Consumer Portfolio Services                    0.10             0.25              150%             19.0              7.6
Onyx Acceptance Corporation                    0.30             0.45               50%              8.9              5.9
First Investors Financial, Inc.(2)             0.15             0.28               nm              20.0             10.7
                                                                                  100%             19.0              7.6

LARGE MARKET CAPITALIZATION
AmeriCredit Corp.(3)                           3.08             5.05               64%              2.3              1.4
WFS Financial, Inc.(4)                         2.35             3.75               60%              8.7              5.4
Credit Acceptance Corp.                        0.79             0.82                4%             10.6             10.2
                                                                                   60%              8.7              5.4

DRIVE FINANCIAL SERVICES(5)                   10.8               NA               NM               7.4               NM

                                                            OTHER
                                     ------------------------------------------------
                                       GAIN ON
                                        SALE/           RESIDUALS            PRICE/
                                       REVENUE           /EQUITY              BOOK
COMPANY NAME                             (%)               (%)                (%)
-----------------------------------  ------------      ------------      ------------
SMALL MARKET CAPITALIZATION
Union Acceptance Corporation(1)                27%              115%               72%
Consumer Portfolio Services                    70%              174%               59%
Onyx Acceptance Corporation                    35%              293%               22%
First Investors Financial, Inc.(2)              0%                0%               57%
                                               31%              144%               58%

LARGE MARKET CAPITALIZATION
AmeriCredit Corp.(3)                           38%              110%               49%
WFS Financial, Inc.(4)                          3%               58%              152%
Credit Acceptance Corp.                         2%                0%              123%
                                                3%               58%              123%

DRIVE FINANCIAL SERVICES(5)                    55%              298%              308%

(1) June Fiscal Year, Estimate adjusted to calendar year, 2001 excludes residual valuation charge.

(2)  April Fiscal Year, adjusted to calendar year

(3)  June Fiscal Year, adjusted to calendar year

(4)  WFS currently under tender offer from 80% owner Westcorp

(5) At or For the Year Ended December 31, 2001. Valuation implied by Drive Loan collateral of 20% for $16 million


================================================================================
FIRSTCITY FINANCIAL CORPORATION        10         KEEFE, BRUYETTE & WOODS, INC.

THE DRIVE LOAN
================================================================================
Mergers and Acquisitions Involving Auto Finance Companies


                                                                                              SELLER'S ANNUA       SELLER'S MGD.
                                                                                               ORIGINATIONS         RECEIVABLES
ANN.                                                                        PURCHASE         IN YEAR OF SALE         PORTFOLIO
DATE        BUYER                           SELLER                            PRICE             $ MILLIONS          $ MILLIONS
----------  ------------------------------  -------------------------     ---------------    ----------------     ---------------
11/19/2001  CONSUMER PORTFOLIO SERVICES     MFN FINANCIAL CORPORATION        $104 MILLION                 279                 424

11/18/1999  SUSQUEHANNA BANCSHARES          HANN FINANCIAL CORP.              $35 MILLION                  NA                 800

11/16/1999  ASSOCIATES FIRST CAPITAL CORP.  ARCADIA FINANCIAL, LTD.          $193 MILLION               2,400               5,300

06/14/1999  FAIRLANE CREDIT, LLC            TRIAD FINANCIAL CORP.            $105 MILLION                 425                 511
                                                                                (c)
07/16/1998  CAPITAL ONE FINANCIAL CORP.     SUMMIT ACCEPTANCE                 $55 MILLION                  NA                 260

06/23/1997  NORWEST CORP.                   FIDELITY ACCEPTANCE              $344 MILLION               1,000               1,120

06/01/1997  HOUSEHOLD INTERNATIONAL         ACC CONSUMER FINANCE             $200 MILLION                 484                 396

03/29/1996  SOUTHERN NATIONAL CORP.         REGIONAL ACCEPTANCE              $167 MILLION                  NA                 136

02/05/1996  BAYVIEW CAPITAL CORP.           CTL CREDIT, INC.                  $65 MILLION                 133                 466

                                                                            SELLER'S             PURCHASE             PURCHASE
                                                                            TRAILING               PRICE/               PRICE/
ANN.                                                                       EARNINGS(A)             ANNUAL              MANAGED
DATE        BUYER                           SELLER                         $ MILLIONS           ORIGINATIONS         RECEIVABLES
----------  ------------------------------  -------------------------    ---------------      ---------------      ---------------
11/19/2001  CONSUMER PORTFOLIO SERVICES     MFN FINANCIAL CORPORATION    $           5.1                   37%                  25%

11/18/1999  SUSQUEHANNA BANCSHARES          HANN FINANCIAL CORP.         $           3.4                   NA                    4%
                                                                                     (b)
11/16/1999  ASSOCIATES FIRST CAPITAL CORP.  ARCADIA FINANCIAL, LTD.      $          (6.8)                   8%                   4%

06/14/1999  FAIRLANE CREDIT, LLC            TRIAD FINANCIAL CORP.        $          12.4                   25%                  21%

07/16/1998  CAPITAL ONE FINANCIAL CORP.     SUMMIT ACCEPTANCE                         NA                   NA                   21%

06/23/1997  NORWEST CORP.                   FIDELITY ACCEPTANCE          $          24.7                   20%                  31%

06/01/1997  HOUSEHOLD INTERNATIONAL         ACC CONSUMER FINANCE         $          11.0                   41%                  51%

03/29/1996  SOUTHERN NATIONAL CORP.         REGIONAL ACCEPTANCE          $           8.8                  134%                 123%

02/05/1996  BAYVIEW CAPITAL CORP.           CTL CREDIT, INC.             $           5.2                  151%                  14%

                                                                            PURCHASE             PURCHASE             PURCHASE
                                                                            PREMIUM/              PRICE/                PRICE/
ANN.                                                                         MARKET                BOOK                TRAILING
DATE        BUYER                           SELLER                            PRICE                VALUE               EARNINGS
----------  ------------------------------  -------------------------    ---------------      ---------------      ---------------
11/19/2001  CONSUMER PORTFOLIO SERVICES     MFN FINANCIAL CORPORATION                 89%                  75%               20.4X

11/18/1999  SUSQUEHANNA BANCSHARES          HANN FINANCIAL CORP.                      NA                   NA                10.3X

11/16/1999  ASSOCIATES FIRST CAPITAL CORP.  ARCADIA FINANCIAL, LTD.                   31%                 112%                  NM

06/14/1999  FAIRLANE CREDIT, LLC            TRIAD FINANCIAL CORP.                     NA                  144%                8.5X

07/16/1998  CAPITAL ONE FINANCIAL CORP.     SUMMIT ACCEPTANCE                         NA                   NA                   NA

06/23/1997  NORWEST CORP.                   FIDELITY ACCEPTANCE                       NA                   NA                13.9X

06/01/1997  HOUSEHOLD INTERNATIONAL         ACC CONSUMER FINANCE                     100%                 655%               18.2X

03/29/1996  SOUTHERN NATIONAL CORP.         REGIONAL ACCEPTANCE                       13%                 423%               19.1X

02/05/1996  BAYVIEW CAPITAL CORP.           CTL CREDIT, INC.                          30%                 132%               12.6X

NOTES:
--------------------------------------------------------------------------------
(a) trailing "core" earnings at announcement, excludes amortization and non-recurring items, fully-taxed

(b) estimate based on Susquehanna's claim that the transaction would be accretive to EPS in 2000.

(c) includes assumption and repayment of $60 million of unsecured debt due to ContiFinancial

(d)  valuation based on loan-to-collateral value of Drive Loan

MEDIAN '99-'01 DEALS         25%      12%       60%        112%       10.3X
MEDIAN '97 & '98 DEALS       31%      31%      100%        655%       16.0X
MEDIAN '96 DEALS            142%      69%       21%        277%       15.8X

ALL MEDIAN                   37%      21%       31%        138%       13.9X
ALL AVERAGE                  63%      34%       43%        293%       13.8X

TBD(d)  BANK OF SCOTLAND   DRIVE FINANCIAL SERVICES  $80 MILLION    400     555     $10.8     20%      14%     NA      308%    7.4X


================================================================================
FIRSTCITY FINANCIAL CORPORATION        11         KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:
                               THE EXCHANGE OFFER

THE EXCHANGE OFFER
================================================================================
Summary


     o FCFC IS CONTEMPLATING MAKING AND EXCHANGE OFFER IN WHICH HOLDERS OF FCFC'S PREFERRED STOCK WOULD HAVE THE OPPORTUNITY TO EXCHANGE ONE SHARE OF PREFERRED FOR EITHER:

               o $10.00 per share in cash and two shares of FCFC common stock ("Exchange Offer Choice A"), or

               o $8.00 per share in cash and three shares of FCFC common stock ("Exchange Offer Choice B")

          The current Preferred has characteristics as follows:

     o    Legal claim of $33.4 million as of June 30, 2002 ($27.30 per share)

     o Par value of $21.00 per share, $6.30 per share of accrued and unpaid dividends

     o    Dividend (currently suspended) of $2.10 per share per year

     o    Scheduled Redemption of September 2005

     o Right to elect two Board members if dividends not paid for six or more consecutive quarters, with those elected Board members serving until dividends in arrears are paid (currently could elect two Board members at annual meeting in 2002).

     o PREFERRED HOLDERS, POST-EXCHANGE OFFER (ASSUMING 80% PARTICIPATION AND 50-50 SPLIT ON EXCHANGE OFFER CHOICE A OR EXCHANGE OFFER CHOICE B) WILL OWN 21.8% OF FCFC.

     o COMPLETION OF THE EXCHANGE OFFER IS CONDITIONED UPON ACHIEVING 80% PARTICIPATION.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        13         KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:
                 PURCHASE OF 20% INTEREST IN FIRSTCITY HOLDINGS

PURCHASE OF 20% INTEREST IN FIRSTCITY HOLDINGS
================================================================================
Summary


     o Prior to the Restructuring, management of FCH own a 20% interest in FCH, FCFC owns the other 80%.

     o FCFC is contemplating acquiring this interest through the issuance of 400,000 shares of FCFC common stock, and through up to $3.20 million in "earn-out" payments based on the performance of Mexican asset pools.

     o The total value of the purchase is up to $3.65 million ($0.45 million in common stock, and up to $3.20 million in earn-out).

     o The value of 20% of FCH at $3.65 million values FCH at $18.25 million. $18.25 million represents 454% of book value, and 4.2 times FCH's trailing pre-tax income.

     o    Pre-tax income, divided into the FCH valuation implies a 23.9% yield.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        15         KEEFE, BRUYETTE & WOODS, INC.

PURCHASE OF 20% INTEREST IN FIRSTCITY HOLDINGS
================================================================================
Summary Income Statement & Balance Sheet of FCH

                                              AT OR FOR THE YEAR ENDED
                                                     DECEMBER 31, 2001
                                              ------------------------
ASSETS
Cash                                                             3,059
Inventory                                                        5,822
Note Receivable                                                 19,765
Investment in Unconsol. Subs                                    26,379
Furniture & Fixtures                                             1,161
Accounts Receivable                                                394
Prepaid Expenses                                                   283
Goodwill                                                            74
Other Assets                                                       360
                                                  --------------------
   TOTAL ASSETS                                                 57,297

LIABILITIES
Note Payable - FirstCity                                        17,669
Notes Payable to Banks                                          31,399
Other Liabilities                                                1,868
                                                  --------------------
   TOTAL LIABILITIES                                            50,936

Minority Interest                                                2,337

   TOTAL EQUITY                                                  4,024
                                                  --------------------

TOTAL LIABILITIES & EQUITY                                      57,297

                                              AT OR FOR THE YEAR ENDED
                                                     DECEMBER 31, 2001
                                              ------------------------
REVENUES:
Interest & Accretion on Perf. Loans                              5,562
Earnings of Subs                                                 6,323
Servicing Fees                                                  10,393
Other                                                            1,494
                                                  --------------------
Total Revenue                                                   23,772

EXPENSES:
Servicing Fees Expense                                           3,031
Compensation & Benefits                                          7,678
Occupancy                                                        1,219
Other Non-Interest Expenses                                      2,765
Interest Expense                                                 4,725
                                                  --------------------
Total Expenses                                                  19,419

Profit / (Loss) Before Tax                                       4,353


================================================================================
FIRSTCITY FINANCIAL CORPORATION        16         KEEFE, BRUYETTE & WOODS, INC.

                               THE RESTRUCTURING:
                               DEBT RESTRUCTURING

DEBT RESTRUCTURING
================================================================================
Summary


     o Remaining cash from the $16.0 million Drive Loan, after completing the Exchange Offer, will be applied to existing FCFC debt held by BOS.

     o FCFC remaining debt held by BOS, estimated at $49 million, will be restructured as follows:

               o    $35 to $37 million - Senior Cash Flow Note

                    This note will have a 4 year maturity and provide for all cash flow from existing investments to first pay all corporate overhead, and then principal and interest on the Senior Cash Flow Note.

               o    $12 million - Term Note

                    This note will have a 5 year maturity with interest only payments to be provided from existing cash flows. In conjunction, BOS will release warrants for 1,975,000 FCFC shares with a strike price of $2.31.

     o    BOS will provide a $53 to $55 million New Acquisition Line of Credit.

     o    BOS will provide a $5 million New Working Capital Line of Credit.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        18         KEEFE, BRUYETTE & WOODS, INC.

DEBT RESTRUCTURING
================================================================================
Summary Table

($ in millions)

                                                         OUTSTANDING                                      OUTSTANDING PRO
                                                    BORROWINGS AS OF           ADJUSTMENTS PER                FORMA AS OF
                                                       JUNE 30, 2002             RESTRUCTURING              JUNE 30, 2002
                                                    ----------------          ----------------           ----------------
FIRSTCITY
   Company Senior Facility:
   Revolving Line of Credit                                       10                        (7)                         3
   Term Loan A                                                    31                       (31)                        --
   Term Loan B                                                    12                       (12)                        --
   Term Loan C                                                    --                        --                         --
   Term Loan E                                                     3                        (3)                        --
   Drive Loan                                                     --                        16                         16

   Term Credit Facility                                            3                        (3)                        --

   Cash Flow Note                                                 --                        37                         37
   Term Note                                                      --                        12                         12
   FCH Note                                                       --                         3                          3
   Acquisition Line of Credit                                     --                        --                         --
   Working Capital Line of Credit                                 --                        --                         --
COMMERCIAL CORP

   Acquisition Facility                                            2                        --                          2

   Term Facilities                                                 3                        --                          3

   Equity investment facility                                     25                        --                         25
                                                    ----------------          ----------------           ----------------
      Total                                                       89                        12                        101

Note: Assumes cash flow note at $37 million

================================================================================
FIRSTCITY FINANCIAL CORPORATION        19         KEEFE, BRUYETTE & WOODS, INC.

                        RESTRUCTURING IMPACT TO FIRSTCITY

RESTRUCTURING IMPACT TO FIRSTCITY
================================================================================
Summary & Major Assumptions Used


     o    SIGNIFICANTLY INCREASES FCFC COMMON EQUITY BY:

               o Debt Forgiveness of, and Equity Issued to Preferred Stockholders ($17.9 million)

     o    SIMPLIFIES FCFC DEBT OBLIGATIONS & PROVIDES NEW FINANCING

               o Existing Facilities With BOS Paid Off, and Restructured into 3 Notes from Current 5

               o $58 to $60 million in New Acquisition and Working Capital by BOS

     o INCREASES COMMON EQUITY PER SHARE FROM $0.46 TO $2.41 (06/30/02 and Pro Forma at 06/30/02, respectively)

     o REDUCES POTENTIAL DILUTION FROM BOS WARRANTS (through release of 1,975,000 warrants at $2.31)

--------------------------------------------------------------------------------

     o    RESTRUCTURING - MAJOR ASSUMPTIONS

               o All transactions in restructuring are completed as currently contemplated

               o    Exchange offer reaches required 80% exchange threshold

               o 50% of exchange participation select Exchange Offer Choice A, and 50% select Exchange Offer Choice B

               o FCFC current stock price is $1.14, as is price at point of transaction closings


================================================================================
FIRSTCITY FINANCIAL CORPORATION        21         KEEFE, BRUYETTE & WOODS, INC.

RESTRUCTURING IMPACT TO FIRSTCITY
================================================================================
Pro Forma Balance Sheet Impact of Restructuring
($ in `000s, except per share)

                                                                                                            DEBT
                                    06/30/2002        DRIVE           EXCHANGE         20% FCH           RESTRUC.        PRO FORMA
                                   ------------    ------------     ------------     ------------     ------------     ------------
Cash and Cash Equivalents                 6,838           9,080           (9,080)              --               --            6,838
Portfolio Assets, net                    11,591              --               --               --               --           11,591
Loans Receivable, net                    21,845              --               --               --               --           21,845
Equity Investments                       51,504              --               --               --               --           51,504
Deferred Tax Benefit, net                20,101              --               --               --               --           20,101
Other Assets, net                        14,543              --               --            1,613               --           16,156
Net Assets of discontinued ops           15,175              --               --               --               --           15,175
                                   ------------    ------------     ------------     ------------     ------------     ------------
   Total Assets                         141,597           9,080           (9,080)           1,613               --          143,210

Notes Payable                            89,435           9,080               --            3,200          (49,000)          52,715
New Credit Facilities                        --              --               --               --           49,000           49,000
Other Liabilities(1)                     13,763          (4,000)              --           (2,043)              --            7,720
                                   ------------    ------------     ------------     ------------     ------------     ------------
   Total Liabilities                    103,198           5,080               --            1,157               --          109,435

Redeemable Preferred Stock               33,385              --          (26,708)              --               --            6,677
Common Equity                             5,014           4,000           17,628              456               --           27,098
                                   ------------    ------------     ------------     ------------     ------------     ------------

   Liabilities and Equity               141,597           9,080           (9,080)           1,613               --          143,210

Common Shares Outstanding                 8,377              --            2,446              400               --           11,222
Book Value Per Share               $       0.60                                                                        $       2.41

(1) Other liabilities includes minority interest


================================================================================
FIRSTCITY FINANCIAL CORPORATION        22         KEEFE, BRUYETTE & WOODS, INC.

RESTRUCTURING IMPACT TO FIRSTCITY
================================================================================
Footnotes to Pro Forma Balance Sheet
($ in `000s, except per share)

LOAN SECURED BY DRIVE FINANCIAL STAKE

Cash and Cash Equivalents
   Cash Proceeds from Drive Loan ......................          16,000
   Excess Cash From Exchange to Repay Debt ............          (6,920)
                                                           ------------
      Net Change ......................................           9,080

Equity Investments
   Carrying Value of Drive Interest Sold ..............              --

Notes Payable
   Drive Loan .........................................          16,000
   Previous Loans Repayment ...........................          (6,920)
                                                           ------------
      Net Change ......................................           9,080

Other Liabilities
   Drive Debt Guaranty Release ........................          (4,000)
   Minority Interest Elimination ......................              --
                                                           ------------
      Net Change ......................................          (4,000)

Common Equity
   Carrying Value of Drive Interest ...................              --
   Minority Interest Elimination ......................              --
   Release of Previously Accrued Guaranty .............           4,000
                                                           ------------
      Net Change ......................................           4,000

EXCHANGE OFFER

Cash and Cash Equivalents
   Cash Required for Choice A .........................          (4,892)
   Cash Required for Choice B .........................          (3,913)
   Associated Expenses ................................            (275)
                                                           ------------
      Net Change ......................................          (9,080)

Redeemable Preferred Stock
   Preferred Stock Exchanged ..........................         (26,708)
   Exchange Participation Rate ........................              80%

Common Equity
   Common stock issued to Preferred holders ...........           2,788
   Debt forgiveness by Preferred holders ..............          15,115
   Expenses ...........................................            (275)
                                                           ------------
      Net Change ......................................          17,628


================================================================================
FIRSTCITY FINANCIAL CORPORATION        23         KEEFE, BRUYETTE & WOODS, INC.

                          HISTORICAL PREFERRED & COMMON
                             STOCK PRICES & VOLUMES

PREFERRED STOCK PRICE PERFORMANCE: SINCE PREFERRED ISSUANCE
================================================================================

                                    [GRAPH]

      Date                      FCFCO Preferred Stock
      ----                      ---------------------

     8/13/1997                          22
    11/13/1997                       21.13
     2/13/1998                          22
     5/13/1998                       22.88
     8/13/1998                       22.25
    11/13/1998                        15.5
     2/12/1999                        19.5
     2/13/1999
     5/13/1999                       16.06
     8/13/1999                           6
    11/12/1999                        8.63
    11/13/1999
     2/14/2000                         9.5
     2/13/2000
     5/12/2000                        6.13
     5/13/2000
     8/14/2000                       10.25
     8/13/2000
    11/13/2000                       10.06
     2/13/2001                          10
     5/14/2001                        8.25
     5/13/2001
     8/13/2001                        8.25
    11/13/2001                        7.11
     2/13/2002                       7.775
     5/13/2002                       7.245
     8/13/2002                        9.94

================================================================================
FIRSTCITY FINANCIAL CORPORATION        25         KEEFE, BRUYETTE & WOODS, INC.

PREFERRED STOCK PRICE PERFORMANCE: DAILY VOLUME
================================================================================

                                    [GRAPH]

       Date                     FCFCO Preferred Stock
       ----                     ---------------------

     8/13/1997                         400
    11/13/1997                        2400
     2/13/1998                        8400
     5/13/1998                         900
     8/13/1998                        1000
    11/13/1998                        2000
     2/12/1999                        1600
     2/13/1999
     5/13/1999                        2400
     8/13/1999                        8400
    11/12/1999                        4500
    11/13/1999
     2/14/2000                        1100
     2/13/2000
     5/12/2000                           0
     5/13/2000
     8/14/2000                       11300
     8/13/2000
    11/13/2000                       11000
     2/13/2001                           0
     5/14/2001                        8200
     5/13/2001
     8/13/2001                         900
    11/13/2001                           0
     2/13/2002                           0
     5/13/2002                           0
     8/13/2002                         100


================================================================================
FIRSTCITY FINANCIAL CORPORATION        26         KEEFE, BRUYETTE & WOODS, INC.

COMMON STOCK PRICE PERFORMANCE: SINCE PREFERRED ISSUANCE
================================================================================

                                    [GRAPH]

      Date                    FCFC Common Stock
      ----                    -----------------

     8/13/1997                     25.75
    11/13/1997                      26.5
     2/13/1998                    28.125
     5/13/1998                    31.375
     8/13/1998                      24.5
    11/13/1998                      13.5
     2/12/1999                    13.375
     2/13/1999
     5/13/1999                     6.625
     8/13/1999                    1.7813
    11/12/1999                      2.25
    11/13/1999
     2/14/2000                    3.4375
     2/13/2000
     5/12/2000                     2.125
     5/13/2000
     8/14/2000                     1.875
     8/13/2000
    11/13/2000                    2.1875
     2/13/2001                     1.625
     5/14/2001                       1.5
     5/13/2001
     8/13/2001                      1.55
    11/13/2001                      1.65
     2/13/2002                     1.165
     5/13/2002                     1.125
     8/13/2002                      1.19


================================================================================
FIRSTCITY FINANCIAL CORPORATION        27         KEEFE, BRUYETTE & WOODS, INC.

COMMON STOCK PRICE PERFORMANCE: VOLUME
================================================================================

                                    [GRAPH]

       Date                   FCFC Common Stock
       ----                   -----------------

     8/13/1997                      8400
    11/13/1997                     26100
     2/13/1998                      5500
     5/13/1998                     38200
     8/13/1998                     26700
    11/13/1998                     57000
     2/12/1999                     16900
     2/13/1999
     5/13/1999                     84300
     8/13/1999                   1300600
    11/12/1999                    218500
    11/13/1999
     2/14/2000                     53600
     2/13/2000
     5/12/2000                      1900
     5/13/2000
     8/14/2000                     69800
     8/13/2000
    11/13/2000                      1000
     2/13/2001                      1300
     5/14/2001                      1100
     5/13/2001
     8/13/2001                      2700
    11/13/2001                      3000
     2/13/2002                       100
     5/13/2002                         0
     8/13/2002                      2200


================================================================================
FIRSTCITY FINANCIAL CORPORATION        28         KEEFE, BRUYETTE & WOODS, INC.

                            EXCHANGE OFFER VALUATION

EXCHANGE OFFER VALUATION
================================================================================
Summary

     o The valuation of Exchange Offer Choice A is $10.00 per preferred share in cash, plus 2 times the value of an FCFC common share. The last trade of FCFC common stock was $1.14, indicating $2.28 per preferred share in value (OR $12.28 IN TOTAL). However, KBW estimates FCFC's common stock book value per share, pro forma for the Restructuring at December 31, 2001, is $2.41. Valued at pro forma book value, the value per preferred share would be $14.83.

     o The valuation of Exchange Offer Choice B is $8.00 per preferred share in cash, plus 3 times the value of an FCFC common share. The last trade of FCFC common stock was $1.14, indicating $3.42 per preferred share in value (OR $11.42 IN TOTAL). However, KBW estimates FCFC's common stock book value per share, pro forma for the Restructuring at December 31, 2001 is $2.41. Valued at pro forma book value, the value per preferred share would be $15.24.

     o Assuming a 50% / 50% split, the Exchange Offer is valued at $11.85 (at FCFC last trade) or at $15.04 (at pro forma book)

     o    MAJOR ASSUMPTIONS

               o 80% of current preferred shares are exchanged in the Exchange Offer.

               o 50% select Exchange Offer Choice A and 50% select Exchange Offer Choice B.

               o    Current FCFC common stock price is $1.14.

               o    Last FCFCO preferred stock price is $7.10.

               o    1,222,901 preferred shares outstanding pre-Exchange Offer.

               o    Pro forma book value per FCFC common share is $2.41
                    (rounded).

               o    All other Restructuring transactions close as contemplated


================================================================================
FIRSTCITY FINANCIAL CORPORATION        30         KEEFE, BRUYETTE & WOODS, INC.

EXCHANGE OFFER VALUATION
================================================================================
Valuation Table
($ in `000s, except per share)

                                           PER SHARE VALUE               PREMIUM TO MARKET               PRICE-TO-LEGAL CLAIM
                                   ---------------------------------   ---------------------     ----------------------------------
                                   CASH PER   STOCK PER    TOTAL PER     LAST        30-DAY      JUN. 30      SEP. 30      DEC. 30
                                    SHARE       SHARE        SHARE       TRADE        AVG.         2002         2002         2002
                                   --------   ---------    ---------   --------     --------     --------     --------     --------

EXCHANGE OFFER CHOICE A ($10.00 CASH, 2 COMMON SHARES)
  FCFC Common Last Price           $  10.00    $   2.28    $  12.28          73%          62%          45%          44%          43%
    50.0%                          $  10.00    $   2.41    $  12.41          75%          64%          45%          45%          44%
    66.7%                          $  10.00    $   3.22    $  13.22          86%          74%          48%          48%          47%
    75.0%                          $  10.00    $   3.62    $  13.62          92%          80%          50%          49%          48%
    90.0%                          $  10.00    $   4.35    $  14.35         102%          89%          53%          52%          51%
    100.0%                         $  10.00    $   4.83    $  14.83         109%          96%          54%          53%          52%

EXCHANGE OFFER CHOICE B ($8.00 CASH, 3 COMMON SHARES)
  FCFC Common Last Price           $   8.00    $   3.42    $  11.42          61%          51%          42%          41%          40%
    50.0%                          $   8.00    $   3.62    $  11.62          64%          53%          43%          42%          41%
    66.7%                          $   8.00    $   4.83    $  12.83          81%          69%          47%          46%          45%
    75.0%                          $   8.00    $   5.43    $  13.43          89%          77%          49%          48%          47%
    90.0%                          $   8.00    $   6.52    $  14.52         105%          91%          53%          52%          51%
    100.0%                         $   8.00    $   7.24    $  15.24         115%         101%          56%          55%          54%

TOTAL EXCHANGE OFFER
  FCFC Common Last Price           $   9.00    $   2.85    $  11.85          67%          56%          43%          43%          42%
    50.0%                          $   9.00    $   3.02    $  12.02          69%          58%          44%          43%          42%
    66.7%                          $   9.00    $   4.02    $  13.02          83%          72%          48%          47%          46%
    75.0%                          $   9.00    $   4.53    $  13.53          91%          78%          50%          49%          48%
    90.0%                          $   9.00    $   5.43    $  14.43         103%          90%          53%          52%          51%
    100.0%                         $   9.00    $   6.04    $  15.04         112%          98%          55%          54%          53%

Note: Last trade of FCFC Preferred is $7.10, 30-day average was $7.58, legal claim at 6/30/02 is $27.30.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        31         KEEFE, BRUYETTE & WOODS, INC.

                              LIQUIDATION ANALYSIS

LIQUIDATION ANALYSIS
================================================================================
Summary

     o    KBW PERFORMED A LIQUIDATION ANALYSIS, TO INCLUDE:

               o    Sale of assets

     o    ASSET SALE APPROACH - MAJOR ASSUMPTIONS

               o    Assets of FCFC marketed for sale immediately

               o    Low, Mid, and High price assumptions reviewed

               o Low, Mid, and High levels assume assets sold in orderly fashion

               o    Assumes assets can be sold within 6 month time period

               o 6 months of declining-level parent company operating expenses (100% in month 1, 90% in month 2, etc.)

               o Other selling expenses are 2% of purchase price, transaction specific legal fees are fixed at $1,500,000


================================================================================
FIRSTCITY FINANCIAL CORPORATION        33         KEEFE, BRUYETTE & WOODS, INC.

LIQUIDATION ANALYSIS
================================================================================
Asset Sale Approach


     o The majority of FCFC's assets are illiquid, there is no readily available market for them, thus, book value is likely the best-case price one could expect to achieve in any sale (for assets that may have value for another investor).

     o Several types of FCFC's assets are not saleable, for instance the Deferred Tax Asset is an intangible asset.

     o Assets from Discontinued Operations are highly illiquid (they are primarily residual assets from home equity securitizations) and would likely only be purchased at a significant discount to carrying value.

     o FCFC's interest in Drive may sell for a price higher than book value. However given the current ownership structure of Drive (with BOS owning 49%) it is unclear what type of entity would purchase it. WHEN TAKEN OUTSIDE THE AUSPICES OF THE RESTRUCTURING AS A WHOLE, IT IS UNLIKELY THAT FCFC WOULD BE ABLE TO ACHIEVE COLLATERAL VALUATION AS FAVORABLE AS WHAT IS CONTEMPLATED IN CONJUNCTION WITH THE RESTRUCTURING.

     o Given the fact that FirstCity would no longer exist under a liquidation scenario, a) asset buyers would not have any financial backing to representations and warranties, and b) the servicing agent would no longer be able to perform its duties. BOTH (A) AND (B) WOULD PUSH ASSET SALE PRICES TOWARD THE MID AND LOW POINTS IN THE ANALYSIS TO FOLLOW.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        34         KEEFE, BRUYETTE & WOODS, INC.

LIQUIDATION ANALYSIS
================================================================================
Asset Sale Approach


     o The following table illustrates low, mid and high expectations for cash proceeds from the sale of balance sheet assets.

                                                           PRICE/CARRYING VALUE                    $ GROSS PROCEEDS
                                                    ----------------------------------     --------------------------------
ASSETS                               06/30/2002        LOW          MID         HIGH          LOW        MID         HIGH
-------------------------------    ------------     --------     --------     --------     --------    --------    --------
Cash and equivalents                      6,838          100%         100%         100%       6,838       6,838       6,838
Portfolio Assets, Net                    11,591           80%          90%         100%       9,273      10,432      11,591
Loans Receivable
   Student Loans, net                        88           70%          85%         100%          62          75          88
   Auto Loans, net                                        70%          85%         100%          --          --          --
   Note Receivable                       21,845           80%          90%         100%      17,476      19,661      21,845
   Mortgage loans held for sale                           70%          85%         100%          --          --          --
Equity Investments
   Drive Financial                        8,754           75%         100%         125%       6,566       8,754      10,943
   MCS                                    2,935           80%          90%         100%       2,348       2,642       2,935
Acquisition Partnerships                 39,815           90%          95%         100%      35,834      37,824      39,815
Discontinued Operations                  15,175           25%          38%          50%       3,794       5,691       7,588
Interest Receivable                         986          100%         100%         100%         986         986         986
Deferred Tax Asset                       20,101            0%           0%           0%          --          --          --
Furniture & Fixtures                      2,444           25%          50%          66%         611       1,222       1,613
Accounts Receivable                       3,820           90%          95%         100%       3,438       3,629       3,820
Note Receivable - related                   133           70%          85%         100%          93         113         133
Service Fees Receivable                   2,035           70%          85%         100%       1,425       1,730       2,035
Prepaid Expenses                          4,668            0%          15%          25%          --         700       1,167
Servicing Rights                             99           70%          85%         100%          69          84          99
Goodwill                                     93            0%           0%           0%          --          --          --
Other Assets                                177          100%         100%         100%         177         177         177
                                   ------------                                            --------    --------    --------
TOTAL ASSETS                       $    141,597                         Cash Proceeds:     $ 88,988    $100,557    $111,672
                                   ============                                            ========    ========    ========


================================================================================
FIRSTCITY FINANCIAL CORPORATION        35         KEEFE, BRUYETTE & WOODS, INC.

LIQUIDATION ANALYSIS
================================================================================
Asset Sale Approach


     o As can be seen below, only our "High" expectations for asset sale prices, which are aggressive, result in any remaining proceeds for Preferred shareholders. The cash flow provided from our High price expectation is $5.88 per preferred share.

     o The "Mid" and "Low" price expectations do not result in any proceeds for preferred shareholders.

     o If equal probability weightings are applied to the Low, Mid, and High values, the expected value for Preferred shareholders would be $1.96.

                                                                            $ PROCEEDS
                                                           ----------------------------------------------
                                                                LOW             MID              HIGH
                                                           ------------     ------------     ------------

Gross Cash Proceeds ...................................    $     88,988     $    100,557     $    111,672

Parent Expenses .......................................          (1,688)          (1,688)          (1,688)
Direct Sale Expenses ..................................          (1,780)          (2,011)          (2,233)
Legal Expenses ........................................          (1,500)          (1,500)          (1,500)
                                                           ------------     ------------     ------------
Net Proceeds ..........................................          84,021           95,358          106,251
                                                           ============     ============     ============

Notes Payable to Banks ................................         (84,021)         (89,435)         (89,435)
Accounts Payable & Accrued Interest ...................              --             (559)            (559)
Accrued Expenses ......................................              --           (2,859)          (2,859)
Minority Interest .....................................              --           (2,505)          (6,204)

Net Proceeds Available for Preferred ..................              --               --            7,194

Net Proceeds Per Preferred Share ......................    $       0.00     $       0.00     $       5.88


================================================================================
FIRSTCITY FINANCIAL CORPORATION        36         KEEFE, BRUYETTE & WOODS, INC.

                FINANCIAL SERVICES "GOING PRIVATE" TRANSACTIONS

FINANCIAL SERVICES GOING PRIVATE TRANSACTIONS
================================================================================
Summary Information & Premiums Paid


                                               FINANCIAL            TYPE OF                            ANN.          TENDER
COMPANY NAME                         STATE        SECTOR           SECURITY      DEAL VALUE            DATE     OFFER PRICE
----------------------------------   -----  ------------    ---------------    ------------    ------------    ------------
BancWest Corporation                  CA            Bank       Common Stock    $  2,438,200      05/07/2001    $      35.00
FVNB Corporation                      TX            Bank       Common Stock          16,875      04/27/2001           45.00
Essex Bancorp, Inc.                   VA          Thrift       Common Stock           1,538      01/31/2001            1.45
Impac Commercial Holdings, Inc.       MD     Real Estate       Common Stock          41,410      10/13/2000            7.55
National Discount Brokers Group       NJ          Broker       Common Stock         857,906      10/09/2000           49.00
BNC Mortgage, Inc.                    CA        Mortgage       Common Stock          52,565      02/04/2000           10.00
Bankatlantic Bancorp, Inc.            FL          Thrift       Common Stock          39,581      01/14/2000            6.00
PIMCO Advisors Holdings L.P.          CA     Investments       Common Stock       1,921,362      10/31/1999           38.75
Preferred Employers Holdings, Inc.    FL       Insurance       Common Stock          16,122      09/16/1999            5.00
Hawaii National Bancshares, Inc.      HI            Bank       Common Stock          31,995      05/04/1999           45.00



FIRSTCITY FINANCIAL CORPORATION       TX           ASSET    PREFERRED STOCK          11,593         (a)               11.85
                                                                                     14,711         (b)               15.04

                                    PRICE ONE DAY         ONE DAY      30-DAY-AVG.     30-DAY-AVG.
COMPANY NAME                        PRIOR TO ANN.         PREMIUM    PRIOR TO ANN.         PREMIUM
----------------------------------  -------------    ------------    -------------    ------------
BancWest Corporation                 $      24.98            40.1%    $      24.61            42.2%
FVNB Corporation                            34.85            29.1%           33.41            34.7%
Essex Bancorp, Inc.                          1.40             3.6%            1.24            16.7%
Impac Commercial Holdings, Inc.              7.37             2.4%            6.53            15.6%
National Discount Brokers Group             25.25            94.1%           31.04            57.9%
BNC Mortgage, Inc.                           7.38            35.5%            6.57            52.2%
Bankatlantic Bancorp, Inc.                   4.81            24.7%            4.88            23.0%
PIMCO Advisors Holdings L.P.                34.69            11.7%           33.52            15.6%
Preferred Employers Holdings, Inc.           2.75            81.8%            2.92            71.4%
Hawaii National Bancshares, Inc.            40.00            12.5%           40.75            10.4%

                                          MEDIAN:            26.9%                            28.8%

FIRSTCITY FINANCIAL CORPORATION              7.10            66.9%            7.58            56.2%
                                             7.10           111.8%            7.58            98.3%

(a)  Value based on exchanging for FCFC common shares at current market price.

(a) Value based on exchanging for FCFC common shares at pro forma book value per share.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        38         KEEFE, BRUYETTE & WOODS, INC.

                             CASE STUDY COMPARISON:
                                  DYNEX CAPITAL

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Description of Dynex Capital


DESCRIPTION FROM DX 9/30/98 10-Q

Dynex Capital, Inc. is a financial services company electing to be treated as a real estate investment trust. Dynex originates primarily mortgage loans secured by multifamily and commercial properties and loans secured by manufactured homes. Dynex will generally securitize the loans funded as collateral for collateralized bonds, thereby limiting its credit and liquidity risk and providing long-term financing for its investment portfolio.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        40         KEEFE, BRUYETTE & WOODS, INC.

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Relative Common Stock Performance: DX vs. FCFC

                                    [GRAPH]

       Date            FCFC (-96.4%)    DX (-91.2%)
       ----            -------------    -----------

     1/30/1998               100            100
      5/1/1998           113.656         86.321
     4/30/1998
     7/31/1998            99.559         75.472
     7/30/1998
    10/30/1998            46.696         36.321
     1/29/1999            51.542         37.736
     1/30/2000
     4/30/1999            37.445          22.17
     7/30/1999            19.824         17.925
    10/29/1999             4.515         12.264
    10/30/1999
     1/28/2000            11.233         14.858
     1/30/2000
     4/28/2000             7.489          2.948
     4/30/2000
     7/28/2000              8.59          2.712
     7/30/2000
    10/27/2000             6.828          2.241
    10/30/2000
      2/2/2001             5.837          1.245
     1/30/2001
     4/27/2001             4.582          2.396
     4/30/2001
     7/27/2001             5.286          4.038
     7/30/2001
     11/2/2001             5.463           4.34
    10/30/2001
      2/1/2002             4.229          6.623
     1/30/2002
      5/3/2002             4.159              8
     4/30/2002
      8/2/2002             3.391          9.113
     7/30/2002


================================================================================
FIRSTCITY FINANCIAL CORPORATION        41         KEEFE, BRUYETTE & WOODS, INC.

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Description of Preferred Stock Tender Offers


     o    Dynex has completed two tender offers for its preferred stock

               o    APRIL 30, 2001 (announcement)

               o    SEPTEMBER 6, 2001 (announcement)

     o Both tenders involved offering to purchase up to maximum dollar amounts of Dynex's Series A, Series B and Series C Preferred, for cash consideration. Maximum amounts were those allowed under senior lending agreements.

     o The maximum amount to be tendered for the April 30th transaction was $26 million (Series A, B and C).

     o The maximum amount to be tendered in the September 6th transaction was $15 million (Series A, B and C).


================================================================================
FIRSTCITY FINANCIAL CORPORATION        42         KEEFE, BRUYETTE & WOODS, INC.

CASE STUDY COMPARISON: DYNEX CAPITAL
================================================================================
Preferred Stock Tenders - Pertinent Statistics

           SUMMARY OF DYNEX CAPITAL 2001 PREFERRED STOCK TENDER OFFERS


                                                                        Tender/
                        Tender        Liquidation         Last        Liquidation        Tender/         Tender Max
                        Offer         Preference          Trade        Preference       Last Trade      Dollar Value
---------------     ------------     ------------     ------------    ------------     ------------     ------------
Series A            $      16.80     $      28.68     $      14.10            58.6%            19.1%           3,575

Series B            $      17.15     $      29.18     $      14.40            58.8%            19.1%           5,106

Series C            $      21.00     $      35.84     $      17.75            58.6%            18.3%           6,400

Series A            $      12.24     $      28.11     $      11.25            43.5%             8.8%           6,120

Series B            $      12.50     $      28.60     $      11.50            43.7%             8.7%           9,125

Series C            $      15.30     $      35.11     $      13.60            43.6%            12.5%          10,751

Weighted Average.....................................................         49.1%            13.4%

COMPARISON OF FCFC EXCHANGE
---------------     ------------     ------------     ------------    ------------     ------------     ------------
FCFCO (1)           $      11.85     $      27.30     $       7.10            43.4%            66.9%          11,593
FCFCO (2)           $      15.04     $      27.30     $       7.10            55.1%           111.8%          14,711

Notes:

1)   Assumes value of FCFC common stock holds constant at the most recent trade

2) Assumes value of FCFC common stock is book value pro forma for the restructuring results

================================================================================
FIRSTCITY FINANCIAL CORPORATION        43         KEEFE, BRUYETTE & WOODS, INC.

                            ALTERNATIVE COMPARISONS:
                                    AMRESCO &
                        WILSHIRE FINANCIAL SERVICES GROUP

ALTERNATIVE COMPARISONS: AMRESCO & WILSHIRE FINANCIAL SERVICES GROUP
================================================================================
Summary


     DESCRIPTION FROM FCFC 9/30/98 10-Q:

     The Company is a diversified financial services company engaged in residential and commercial mortgage banking ("Mortgage Corp."), Portfolio Asset acquisition and resolution ("Commercial Corp.") and consumer lending ("Consumer Corp.").

     DESCRIPTION FROM AMMB 9/30/98 10-Q:

     AMRESCO is a diversified financial services company with five principal lines of business: asset management, commercial mortgage banking, home equity lending (previously residential mortgage banking), commercial finance and residential mortgage banking.

     DESCRIPTION FROM WFSG 9/30/98 10-Q:

     Wilshire Financial Services Group Inc. ("WFSG") is a diversified financial services company. WFSG conducts business in the United States and Europe, specializing in loan portfolio acquisition and securitization, correspondent lending and servicing.

                                                FCFC                     AMMB                       WFSG
                                                ----                     ----                       ----
ASSET ACQUISITION                                 Y                        Y                          Y
LENDING                                           Y                        Y                          Y
SERVICING EXPERTISE                               Y                        Y                          Y
U.S. AND ABROAD                                   Y                        Y                          Y
RESTRUCTURING                                     Y                        Y                          Y


================================================================================
FIRSTCITY FINANCIAL CORPORATION        45         KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: AMRESCO
================================================================================
Relative Common Stock Performance: AMMB vs. FCFC

                                    [GRAPH]

       Date           FCFC (-96.4%)        AMMB (-100.0%)
       ----           -------------        --------------

     1/30/1998               100                  100
      5/1/1998           113.656              129.217
     4/30/1998
     7/31/1998            99.559              100.772
     7/30/1998
    10/30/1998            46.696               24.476
     1/29/1999            51.542               40.573
     1/30/1999
     4/30/1999            37.445               22.933
     7/30/1999            19.824               22.051
    10/29/1999             4.515               10.364
    10/30/1999
     1/28/2000            11.233                4.631
     1/30/2000
     4/28/2000             7.489                3.087
     4/30/1999
     7/28/2000              8.59                1.654
     7/30/2000
    10/27/2000             6.828                1.411
    10/30/2000
      2/2/2001             5.837                1.058
     1/30/2001
     4/27/2001             4.582                0.931
     4/30/2001
     7/27/2001             5.286                0.624
     7/30/2001
    10/26/2001             6.029                0.005
    10/30/2001
      2/1/2002             4.229                0.009
     1/30/2002
      5/3/2002             4.159                0.007
     4/30/2002
      8/2/2002             3.391                0.004
     7/30/2002


================================================================================
FIRSTCITY FINANCIAL CORPORATION        46         KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: AMRESCO
================================================================================
Investor Recovery Results


     o The table compares certain aspects of the experience of particular AMRESCO note holders and FCFC's preferred holders

                                                                  FCFC (1)                           AMMB(2)
                                                               -------------                -------------------------
EVENT                                                          RESTRUCTURING                REPURCHASE/SALE OF ASSETS
INVESTORS                                                        PREFERRED                           NOTES
LEGAL CLAIM                                                     $33 MILLION                      $617 MILLION
RECOVERY PERCENTAGE(3)                                           42% - 45%                          53%(4)
EXPECTED LIQUIDATION RECOVERY(5)                                  0% - 22%                            NA

Notes:

(1) Recovery percentage range is from 42% from Exchange Offer Choice B to 45% for Exchange Offer Choice A. Also assumes FCFC common stock worth the value of last trade. Does not assume any increase in FCFC common stock due to increase in pro forma book value per common share.

(2) $617 million of legal claim includes $217 million of open market purchases of Senior Subordinated Notes repurchased in the fourth quarter of 2000, and $410 million of notes to receive proceeds from the company's asset sale in connection with its bankruptcy filing. Recovery percentage for AMRESCO is the blended result between 75% for the open market purchases and 41% from KBW's estimate of the recovery for note holders post-bankruptcy. Estimate is based on 8-K filing dated July 5, 2001 and the March 31, 2001 10-Q.

(3)  As a percentage of legal claim.

(4) Implies that if a preferred stock existed at AMRESCO, similar to that of FCFC, the recovery to the preferred would have been zero.

(5)  KBW estimate range from Tab 6 for FCFC.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        47         KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: WILSHIRE FINANCIAL SERVICES GROUP
================================================================================
Relative Common Stock Performance: WFSG vs. FCFC

                                    [GRAPH]

       Date          FCFC (-96.4%)       WFSG (-87.4%)
       ----          -------------       -------------
     1/30/1998               100                100
      5/1/1998           113.656             92.788
     4/30/1998
     7/31/1998            99.559              81.25
     7/30/1998
    10/30/1998            46.696             11.779
     1/29/1999            51.542              1.202
     1/30/1999
     4/30/1999            37.445              1.382
     7/30/1999            19.824              4.808
    10/29/1999             4.515              5.529
    10/30/2000
     1/28/2000            11.233              3.846
     1/30/2000
     4/28/2000             7.489              4.327
     4/30/2000
     7/28/2000              8.59              4.447
     7/30/2000
    10/27/2000             6.828              4.688
    10/30/2000
      2/2/2001             5.837               6.13
     1/30/2001
     4/27/2001             4.582              8.154
     4/30/2001
     7/27/2001             5.286              7.212
     7/30/2001
     11/2/2001             5.463              7.385
    10/30/2001
      2/1/2002             4.229              9.077
     1/30/2002
     4/26/2002             4.141              8.885
     4/30/2002
      8/2/2002             3.391             13.231
     7/30/2002


================================================================================
FIRSTCITY FINANCIAL CORPORATION        48         KEEFE, BRUYETTE & WOODS, INC.

ALTERNATIVE COMPARISONS: WILSHIRE FINANCIAL SERVICES GROUP
================================================================================
Investor Recovery Results


o The table compares certain aspects of the experience of particular Wilshire note holders and FCFC's preferred holders.

                                                                     FCFC(1)                                WFSG (2)
                                                                  -------------                       --------------------
EVENT                                                             RESTRUCTURING                       BANKRUPTCY EMERGENCE
INVESTORS                                                           PREFERRED                                NOTES
LEGAL CLAIM                                                        $33 MILLION                           $199 MILLION
RECOVERY PERCENTAGE (3)                                             54% - 56%                            37% - 42%(4)
EXPECTED LIQUIDATION RECOVERY (5)                                    0% - 22%                                 18%

Notes:

(1) Recovery percentage range is from 54% from Exchange Offer Choice A to 56% for Exchange Offer Choice B. Also assumes FCFC common stock worth pro forma book value per common share (pro forma for restructuring). This compares with WFSG's estimated amount also in the table.

(2) Legal claim, recovery percentage and expected liquidation recovery are WFSG's estimates include in its Solicitation and Disclosure Statement Dated February 1, 1999. Legal claim includes accrued interest. Recovery percentage based on pro forma book value of common shares received. Liquidation recovery is as a percentage of claims.

(3)  As a percentage of legal claim.

(4) Implies that if a preferred stock existed at WFSG, similar to that of FCFC, the recovery percentage on the preferred would have been zero.

(5)  KBW estimate range from Tab 6 for FCFC.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        49         KEEFE, BRUYETTE & WOODS, INC.

                                 KBW CONCLUSION

CONCLUSION
================================================================================


     o IN KBW'S OPINION, THE CONSIDERATION OFFERED TO THE HOLDERS OF FCFC'S REDEEMABLE PREFERRED STOCK IN THE EXCHANGE OFFER, IS FAIR, FROM A FINANCIAL POINT OF VIEW. THIS OPINION IS BASED ON THE FOLLOWING:

               o The significant premium to the current market price of the Preferred.

               o The high level of premium offered, when compared to other transactions filed with the SEC as "going private transactions" in financial services sectors.

               o The Exchange Offer's superiority to the results of the liquidation analysis performed.

               o The favorable level of recovery of legal claim for the Preferred holders, of the Exchange Offer, when compared to the recovery results of transactions involving restructurings of comparable companies, and specifically relative to positions within capital structure.

               o The liquidity provided to the Preferred holders, compared to the current market, which provides little liquidity.


================================================================================
FIRSTCITY FINANCIAL CORPORATION        51         KEEFE, BRUYETTE & WOODS, INC.